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                                                                      Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of our report dated March 2, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Vornado Operating Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Vornado Operating Company for the year ended December 31, 2003:

         Registration Statement No. 333-68458 on Form S-8
         Registration Statement No. 333-77143 on Form S-8

DELOITTE & TOUCHE

Parsippany, New Jersey
March 2, 2004

We consent to the incorporation by reference in Registration Statements No. 333-68458 and No. 333-77143 on Form S-8 of Vornado Operating Company of our report dated March 2, 2004 relating to the consolidated financial statements of Vornado Crescent Logistics Operating Partnership and Subsidiary appearing in this Annual Report on Form 10-K of Vornado Operating Company for the year ended December 31, 2003.

DELOITTE & TOUCHE

Atlanta, Georgia
March 2, 2004